SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 1, 2002



                         Commission File Number: 0-18942

                           ILM II SENIOR LIVING, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
--------------------------                             -------------------------
 (State of organization)                                    (I.R.S. Employer
                                                           Identification No.)

1750 Tysons Boulevard, Suite 1200,
Tysons Corner, Virginia                                          22102
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(Address of principal executive office)                        (Zip Code)


                  (888) 257-3550
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(Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

      As previously reported on November 16, 2001, ILM II Senior Living, Inc., a Virginia finite-life corporation (the "Company") and its subsidiary ILM II Holding, Inc., ("ILM II Holding") entered into a purchase and sale agreement with BRE/Independent Living, LLC, a Delaware limited liability company ("BRE") for the sale of the Company's senior and assisted living facilities and certain related assets for $45.5 million (the "BRE Agreement").

      Also as previously reported, on January 15, 2002 the Company received a letter from BRE indicating its intention not to consummate the BRE transaction at the agreed upon contract price. The Company determined that such refusal to consummate the BRE Agreement in accordance with its terms constituted a breach by BRE of the BRE Agreement. Accordingly the Company terminated the BRE Agreement.

      On February 1, 2002, BRE filed suit against the Company, its President and Chief Executive Officer, ILM II Holding, and its President, in the Supreme Court of the State of New York alleging various causes of action for breach of contract, tortious interference with contractual relations and unjust enrichment. BRE seeks compensatory and punitive damages in an amount in excess of $10 million to be determined at trial. BRE alleges, among other things, that the Company and ILM II Holding breached the no-solicitation provision of the BRE Agreement, the President and Chief Executive Officer of the Company and the President of ILM II Holding tortiously interfered with BRE's contractual relations with the Company and ILM II Holding, and the Company and ILM II Holding were unjustly enriched as a result of their alleged breach. The Company believes these allegations are without merit and will vigorously defend this action.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable

      (b)   Not Applicable

      (c)   Not Applicable


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM II SENIOR LIVING, INC.



                                    By:/s/ J. William Sharman, Jr.
                                       -------------------------------------
                                       J. William Sharman, Jr.
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

Dated:  February 8, 2002


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